Exhibit 13(c)

January 22, 1992

The Seven Seas Series Fund
909 A Street
Tacoma, WA  98402

Gentlemen:

In connection with your sale to us on January 22, 1992 of ten (10) shares each of The Seven Seas Series Short Term Government Bond Fund, The Seven Seas Series S&P 500 Index Fund, The Seven Seas Series S&P Midcap Index Fund, The Seven Seas Series Matrix Synthesis Fund, The Seven Seas Series International European Index Fund and The Seven Seas Series International Pacific Index Fund portfolios (the "Shares"), we understand that: (i) the Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"); (ii) your sale of the Shares to us is made in reliance on such sale being exempt under Section 4(2) of the 1933 Act as not involving any public offering; and (iii) in part, your reliance on such exemption is predicated on our representation, which we hereby confirm, that we are acquiring the Shares for investment for our own account as the sole beneficial owner thereof, and not with a view to or in connection with any resale or distribution of the Shares or of any interest therein. We hereby agree that we will not sell, assign or transfer the Shares or any interest therein, except and until the Shares have been registered under the 1933 Act or you have received an opinion of your counsel indicating to your satisfaction that said sale, assignment or transfer will not violate the provisions of the 1933 Act or any rules or regulations promulgated thereunder.

This letter is intended to take effect as an instrument under seal, shall be construed under the laws of the State of Massachusetts, and is delivered as of the date above written.

                                    FRANK RUSSELL INVESTMENT MANAGEMENT COMPANY

                                    By:  /s/George W. Weber
                                         ---------------------------------------
                                            George W. Weber
                                            Senior Vice President - Operations